IQST - iQSTEL Increases Annual Revenue Forecast To $120M After Record Monthly Sales

NEW YORK, June 1, 2023 /PRNewswire/ -- iQSTEL Inc. (OTCQX: IQST) today announced increasing its annual revenue forecast from $105 million to $120 million after reaching a record high level of sales for one month in April and then breaking that record in May. The company surpassed $11 million in sales each month based on preliminary accounting.  The company's year-to-date (YTD) revenue through May is $47 million, approximately 39% higher than the same period in 2022.  iQSTEL achieved $93 million in revenue in FY-2022 and is on track to meet or surpass its new FY-2023 Revenue Forecast of $120 million which would represent a 29% increase over FY-2022.

CEO Leandro Iglesias said, "Our core enhanced telecommunications technology business is growing organically better than we expected and our initiative to expand on our core business with products and services that increase our margins is proceeding as anticipated and as demonstrated in our Q1-2023 financial report:

10Q, Q1 FINANCIAL SUMMARY
Concept	Amount
Revenue (US$)	24,666,529
Gross Margin (US$)	1,216,736
Operating Loss (US$)	-317,530
Net Loss (US$)	-158,822
Cash from Operations (US$)	197,163
Cash in Bank (US$)	1,777,226
Stockholders´ Equity (US$)	6,329,660

Mr. Iglesias commented further: "iQSTEL is transitioning at this time from an early-stage company establishing the foundation for sustained high growth into a more mature operation that consistently produces the type of predictable results we are now seeing regularly.  As we continue to deliver on predictable results, we build confidence for even longer-term performance predictions.  Long-term performance confidence is the catalyst for share price appreciation.  I am optimistic, even in the face of the prevailing market conditions, that our share price will soon better reflect our performance.

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About IQSTEL updated:

iQSTEL Inc. (OTC-QX: IQST) (www.iQSTEL.com) is a US-based, multinational public company preparing for a Nasdaq up-listing with an FY2023 $105 million revenue forecast. iQSTEL's mission is to serve basic human needs in today's modern world by making the necessary tools accessible regardless of race, ethnicity, religion, socioeconomic status, or identity.  iQSTEL recognizes that in today's modern world, the pursuit of the human hierarchy of needs (physiological, safety, relationship, esteem and self actualization) is marginalized without access to ubiquitous communications, the freedom of virtual banking, clean affordable mobility and information and content. iQSTEL has 4 Business Divisions delivering accessibly to the necessary tools in today's pursuit of basic human needs: Telecommunications, Fintech, Electric Vehicles and Metaverse.

  The Telecommunications Division (Communications) includes VoIP, SMS, International Fiber-Optic, Proprietary Internet of Things (IoT), and a Proprietary Mobile Portability Blockchain Platform.
  The Fintech Division (Financial Freedom) includes remittances services, top up services, Master Card Debit Card, a US Bank Account (No SSN required), and a Mobile App.
  The Electric Vehicles Division (Mobility) offers Electric Motorcycles and plans to launch a Mid Speed Car.
  The Metaverse Division (information and content) includes an enriched and immersive white label proprietary Metaverse platform to access products, services, content, entertainment, information, customer support, and more in a virtual 3D interface.

The company continues to grow and expand its suite of products and services both organically and through mergers and acquisitions.  iQSTEL has completed 10 acquisitions since June 2018 and continues to develop an active pipeline of potential future acquisitions.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions, or any other information relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates, and projections about our business based partly on assumptions made by management.

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These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may and are likely to differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release, and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release. This press release does not constitute a public offer of any securities for sale. Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.
IR US Phone: 646-740-0907
IR Email: investors@iqstel.com

Contact Details
iQSTEL Inc.
+1 646-740-0907
investors@iqstel.com

Company Website

www.iqstel.com

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